UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FG NEW AMERICA ACQUISITION CORP.

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In connection with the previously announced business combination between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA”), an article regarding OppFi’s business as a small dollar lender was published in Business Insider on June 30, 2021. A copy of the articles and OppFi’s associated social media posts are being filed herewith as definitive additional materials.

Business Insider: Payday lenders target communities of color. But fintechs offering small-dollar loans and flexible wages may help break the debt trap. – By Shannen Balogh, 6/30/21

Payday loans are notorious for being a financial tool that prey on the less fortunate. But for many they still serve as a lifeline between paychecks.

Strip malls across the US are littered with payday lenders, advertising "EZ MONEY" and "CA$H NOW."

While the total number of payday lending shops has fallen over the past decade, it's still a sizable market. About 12 million Americans take out payday loans each year, according to Pew Charitable Trusts.

But thanks to increased regulatory scrutiny, and competition from new tech-focused competitors, payday lenders' days could be numbered.

Under a new administration, federal regulators like the Consumer Financial Protection Bureau (CFPB) are exhibiting a renewed focus on payday lenders, and could reinstate tighter underwriting rules revoked by the previous administration.

Payday loans create debt traps

Consumers typically borrow $375 from payday lenders, with fees averaging around $55, according to the CFPB. A $55 fee on a $375 two-week loan amounts to about 15% interest, a favorable rate compared to credit cards.

But when annualized, those terms amount to a 382% APR. More often than not, borrowers aren't repaying payday loans within the two-week terms, which results in a cycle of debt.

"We know that payday loans are typically short-term loans that are designed to create a long-term debt trap," Charla Rios, a researcher at the Center for Responsible Lending (CRL), told Insider.

Roughly 75% of payday lenders' revenue comes from fees generated from borrowers taking out loans more than 10 times a year, according to the CRL. In the 34 states that allow triple-digit interest rates — other states have enacted rate caps — fees cost consumers $4 billion each year.

Payday lenders are not required to assess a consumers' ability to repay. They also frequently require access to consumers' bank accounts to deposit the loan, then to debit it when it comes time to repay.

If the borrower doesn't have enough money in their checking account, that could result in several overdraft fees. Payday lenders can also sell unpaid loans to debt collectors.

Payday lenders are concentrated in minority neighborhoods

Much of the criticism aimed at payday lenders stems from the fact they are often most present in neighborhoods with higher concentrations of people of color.

"There's been research done both by the Center for Responsible Lending and a lot of other consumer advocates across the United States that constantly and continuously show that payday lenders have typically located their stores in communities of color," Rios said. The CRL conducted research in states such as California, Colorado, Michigan, and Florida.

A similar trend was found in Minnesota, according to a 2016 report: Neighborhoods that had payday lending stores within 2.5 miles have two times as many Black residents compared to the rest of the state.

And even when controlling for income, the CRL found that in Florida, there were more payday lending shops in high-income, high-minority communities, Rios said.

Regulators have gone back and forth on reigning in the payday industry

Regulators have analyzed payday lenders in recent years.

The CFPB issued a rule in 2017, the core tenants of which required payday lenders to assess a borrowers' ability to repay the loan, notify them before attempting to debit their bank accounts, and limit the number of times a lender could attempt to draw from a borrower's bank account.

The rule was set to take effect in August 2019, but was ultimately pushed to November 2020. The CFPB also revoked the underwriting standards around payday lenders having to assess a consumers' ability to repay.

But under a new administration, recent statements by the CFPB indicate the agency's renewed focus on payday lending.

"Years of research by the CFPB found the vast majority of this industry's revenue came from consumers who could not afford to repay their loans, with most short-term loans in reborrowing chains of 10 or more," acting director Dave Uejio wrote in a statement in March.

Uejio noted that the prior administration had revoked the underwriting rules that would address these consumer harms, and hinted at possible rulemaking in the future.

"The bureau believes that the harms identified by the 2017 rule still exist, and will use the authority provided by Congress to address these harms, including through vigorous market monitoring, supervision, enforcement, and, if appropriate, rulemaking," Uejio said.

Small-dollar loans and earned wage access offer an alternative

While payday loans fulfill a need for many, especially the unbanked and those with no or low credit, there are alternatives.

OppFi, which is going public via SPAC, is one such small-dollar lender. It's catered toward no or low-credit consumers, and offers loans from $500 to $4,000 at rates between 59% and 160% for terms as long as 18 months.

To be sure, those are expensive terms. But OppFi does try to refer its customers to cheaper, mainstream credit, first. For every loan application, OppFi offers to do a check on a consumer's behalf to see if they qualify a near-prime loan with traditional lenders. 92% of the time, applicants don't get any offers, OppFi CEO Jared Kaplan told Insider.

And OppFi's loans are meant to help its customers build credit, Kaplan said. Every payment applies to the principal balance of the loan, there are no fees, and OppFi doesn't sell its loans to debt collectors.

Earned wage access, where consumers can access funds they've already earned between paychecks, has also emerged in recent years, often marketed as an alternative to payday lending.

Many earne wage access players, like DailyPay and PayActiv, partner with employers to reach consumers. There are often fees associated with the product, but since these players are integrated into payroll systems, they're not directly debiting bank accounts that may have insufficient funds.

DailyPay, for one, found in a survey that 70% of users say they no longer have to take out payday loans, and 78% say that drawing on earned wages helps them avoid late fees. Payroll giant ADP is also building out earned wage access products.

There are drawbacks. For both third-party apps and integrated payroll providers, there are concerns around privacy. Employees might hesitate to use these products if they think their employers may be able to track that activity.

Other players in the market go directly to consumers, like Dave and Earnin. They operate on tipping models, where users decide how much to pay in addition to the wages they're drawing on, which can also be viewed negatively.

Tipping models have come under scrutiny from regulators. In 2019, the New York Department of Financial Services, alongside several other states, opened an investigation into earned wage access companies, specifically focused on tipping models, how they impact consumers' access to funds, and whether they constitute interest rates.

"One of the things to think about is that, when you incentivize people to tip, that can effectively equate to a high APR," Rios said.

###

The following communication was shared by Jared Kaplan, CEO of OppFi, through his LinkedIn account on July 1, 2021:

LinkedIn: Fintechs continue to create new alternatives to expand credit access to millions who are locked out of the traditional system. Thank you @ Business Insider for including OppFi in this critical discussion on the importance of expanding credit access while maintaining consumer protections. It can be done!

https://www.businessinsider.com/how-small-dollar-lending-flexible-pay-could-challenge-payday-lending-2021-6

Important Information regarding the OppFi/FG New America transaction, participants in the solicitation and non-solicitation: https://oppl.co/31nNfWi

The following communication was shared by Jared Kaplan, CEO of OppFi, through his Twitter account on July 1, 2021:

Twitter: @shannen_balogh included OppFi in the discussion on the importance of expanding credit access for the millions locked out while maintaining consumer protections. It can be done! $FGNA

https://oppl.co/2U9f5oK

Important Info re: OppFi/FGNA transaction: https://oppl.co/31nNfWi

Important Information About the Business Combination and Where to Find It: In connection with the proposed business combination, FGNA filed a definitive proxy statement with the SEC. FGNA’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials contain important information about OppFi, FGNA and the proposed business combination. The definitive proxy statement and other relevant materials for the proposed business combination were mailed to stockholders of FGNA as of the record date for stockholders to vote at the special meeting of stockholders. Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., Attention: Hassan Baqar, Chief Financial Officer, 105 S. Maple Street, Itasca, Illinois 60143.

Participants in the Solicitation

FGNA and its directors and executive officers may be deemed participants in the solicitation of proxies from FGNA’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in FGNA was filed in the definitive proxy statement for the proposed business combination and is available at www.sec.gov.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FGNA in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination was included in the definitive proxy statement for the proposed business combination.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. FGNA’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, OppFi’s expectations with respect to the future performance of OppFi’s platform, OppFi’s expectations for its growth and profitability, OppFi’s new products and their performance and OppFi’s beliefs regarding the impact of the proposed business combination on its business. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; (12) whether OppFi will be successful in launching OppFi Card, including whether there will be consumer or market acceptance of OppFi Card; and (13) other risks and uncertainties indicated from time to time in FGNA’s proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in FGNA’s other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This information shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This information shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.